Exhibit 99.1

[ONEOK Partners Logo]	NEWS
January 15, 2008	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Tom Droege
918-588-7561

ONEOK Partners Increases Quarterly Distribution

A 28 Percent Increase Since April 2006

TULSA, Okla. - Jan. 15, 2008 - The board of directors of the general partner of

ONEOK Partners, L.P. (NYSE: OKS) today announced that it has increased its quarterly cash distribution to $1.025 per unit from $1.01 per unit, effective for the fourth quarter 2007,

resulting in an annualized cash distribution of $4.10. The distribution is payable Feb. 14, 2008,

to unitholders of record as of Jan. 31, 2008.

"We have now raised the distribution for eight consecutive quarters, reflecting consistently strong performance and growth at the partnership," said John W. Gibson,

chairman, president and chief executive officer of ONEOK Partners.

"Our $1.6 billion in internally generated growth projects will continue to provide us with additional opportunities to grow our distributable cash flow, creating value for our unitholders," Gibson added.

ONEOK Partners has increased its distribution 28 percent since April 2006.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. For more information, visit the Web sites at www.oneokpartners.com or

www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to financial adjustments in connection with the accelerated share repurchase program and other matters. The Private

Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. OKS-FD

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